——————————————————————————————————————————————————
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

——————————
FORM 8-K
——————————

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2022
——————————
1STDIBS.COM, INC.

(Exact name of registrant as specified in its charter)
——————————

Delaware	001-40453	94-3389618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Astor Place, 3rd Floor New York, New York 10003
(Address of principal executive offices, including zip code)

(212) 627-3927
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
——————————

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	DIBS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
——————————————————————————————————————————————————

Item 2.05    Costs Associated with Exit or Disposal Activities.

On September 22, 2022, 1stdibs.com, Inc. (the “Company”) announced a workforce reduction designed to reduce operating costs and realign investment priorities. This reduction represents approximately 10% of the Company’s current workforce.

As a result of the reduction, the Company estimates that it will incur approximately $0.5 million - $0.6 million in non-recurring restructuring charges, consisting primarily of employee severance and benefits costs. The Company expects that substantially all of the restructuring charges will be incurred in the third quarter of 2022.

Potential position eliminations in each country are subject to local law and consultation requirements. The charges that the Company expects to incur are subject to a number of assumptions, including local law requirements in various jurisdictions, and actual expenses may differ materially from the estimates disclosed above.

Item 9.01    Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ David S. Rosenblatt
Dated: September 22, 2022	David S. Rosenblatt Chief Executive Officer